Exhibit 10.1

ROOMLINX, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of May 4, 2012, by and among RoomLinX, Inc., a Nevada corporation (the “Company”), and the investors signatory hereto.

RECITALS

A.           The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, the aggregate number of Units (as hereinafter defined) set forth opposite each Investor’s name on such Investor’s signature page hereto (the “Offering”);

B.           The Company and the Investors are executing and delivering this Agreement and completing the Offering in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder;

C.           Contemporaneous with the execution of the Agreement, the parties hereto will become parties to a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act and applicable state securities laws with respect to the Shares and the Warrant Shares (each as defined below); and

D.           The Company has engaged Craig-Hallum Capital Group LLC to act as placement agent (the “Placement Agent”) in connection with the Offering.

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Purchase and Sale of Securities.

1.1           Sale and Issuance of Securities.  Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Investors set forth or referred to herein, the Company hereby agrees to sell and issue to each investor signatory hereto (collectively the “Investors” and each, individually, an “Investor”), and each Investor hereby severally agrees to purchase from the Company, the Securities (as hereinafter defined), in consideration for the purchase price set forth next to each Investor’s name on Schedule I hereto (with respect to each Investor, the “Purchase Price”).  The Securities shall be sold in “Units”, with the purchase price of each Unit being $2.50.  Each Unit shall consist of (x) one share (each, a “Share”) of Common Stock of the Company, par value $.001 per share (“Common Stock”), and (y) a warrant, in the form attached hereto as Exhibit A (each, a “Warrant”), to purchase one-half of one (0.5) Share pursuant to the terms of the Warrant.  Up to an aggregate of 1,600,000 Units are being offered for sale to Investors hereunder for an aggregate Purchase Price for such Units of $4,000,000, of which the Company is selling 1,200,000 Units on the date of this Agreement to the Investors identified on Schedule I hereto.  The Company shall have the right to issue up to an additional 400,000 Units on the same terms as the Units sold by the Company on the date of this Agreement; provided that the closing of the sale of any such additional Units takes place by the close of business on May 25, 2012.  Each purchaser of any such additional Units shall execute a Joinder to this Agreement and the Registration Rights Agreement, and upon such execution shall be deemed to be an “Investor” under this Agreement and the Registration Rights Agreement.  The Shares, the Warrants, and the shares of Common Stock issuable pursuant to the Warrants (the “Warrant Shares”) are sometimes collectively referred to herein as the “Securities.”

1.2           Closing.  The closing of the purchase, sale and issuance of the Units hereunder shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 1201 RXR Plaza, Uniondale, NY 11556, simultaneous with the execution hereof (the “Closing”).  At the Closing, the Company shall deliver to the Investors (x) duly executed stock certificates representing the Shares being purchased pursuant to Section 1.1 hereof, (y) the Warrants for the prescribed number of Shares of Common Stock pursuant to Section 1.1 hereof, against delivery by the Investors to the Company of a duly executed copy of this Agreement and the Registration Rights Agreement and payment of the Purchase Price for such Securities at the option of the Investor, either via check to the address for the Escrow Agent or via wire transfer using the wire transfer instructions for the Escrow Agent, each of which are set forth on Exhibit D. The date on which the Closing occurs is referred to herein as the “Closing Date”. On Closing Date, the Company and the Placement Agent shall, in accordance with the terms of the Escrow Agreement, cause the Escrow Agent to deliver to the Company the Purchase Price (less any amounts payable to the Placement Agent), on behalf of each Investor with respect to the Units being issued and sold to each Investor at such Closing.

1.3           Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Escrow Agent” means Private Bank Minnesota, who shall act as the escrow agent in connection with the Offering pursuant to the terms of an Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement in the form attached hereto as Exhibit C.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “subsidiary,” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, of the Company.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.  Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization as specified in the SEC Reports (as hereinafter defined).

2.2           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of:

(a)           5,000,000 shares of preferred stock, par value $.20 per share (“Preferred Stock”), of which 720,000 shares have been designated as Series A Preferred Stock, all of which are issued and outstanding, 2,000,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding, and 1,400 shares have been designated Series C Preferred Stock, none of which are issued and outstanding, in each case immediately prior to the execution hereof.  All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable.

(b)           200,000,000 Shares of Common Stock, of which 5,118,877 Shares are issued and outstanding.  All of the outstanding Shares of Common Stock have been duly authorized, are fully paid and nonassessable.

(c)           Except as may be disclosed on Schedule 2.2 hereto or in the SEC Reports (as hereinafter defined), (i) the Company has not issued any capital stock since its most recently filed SEC Reports, (ii) no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents (as hereinafter defined).  Except as a result of the transactions contemplated hereby and as may be disclosed on Schedule 2.2 hereto or in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any Company stockholder or the Company’s board of directors is required for the issuance and sale of the Securities.  There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.  Except as contemplated by the Registration Rights Agreement and except for the Company’s obligation to maintain effective its currently outstanding registration statements, no person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person other than as set forth on Schedule 2.2 of the Disclosure Schedule.  Except as may be disclosed on Schedule 2.2 hereto or in the SEC Reports, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

2.3           Authorization.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Documents (as defined below) and the authorization, issuance and delivery of the Securities has been taken, and no further consent or authorization is required by the Company, its board of directors or its stockholders.  The Transaction Documents, when executed and delivered by the Company and assuming due execution and delivery by the Investors, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4           Valid Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and any Shares of Common Stock issued upon the exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws or those created by the Investors.  All such Shares of Common Stock, and Shares of Common Stock issuable upon exercise of the Warrants, will be issued in compliance with all applicable United States federal and state securities laws and regulations and rules of the OTC Bulletin Board.

2.5           No Conflicts.  The execution, delivery and performance of this Agreement, the Warrants, and the Registration Rights Agreement (including the sale and issuance of the Securities) (collectively, the “Transaction Documents”) by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) violate, conflict with, or constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other agreement or understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.6           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 5.10 and (v) those that have been made or obtained prior to the date of this Agreement.

2.7           Title to Assets.  The Company and each Subsidiary has good and marketable title to all assets owned by it, in each case free from any and all liens and other defects in title that could reasonably be expected to affect the value thereof or interfere with the use made or currently planned to be made thereof by them, other than as disclosed in the SEC Reports.  The Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no terms or exceptions that would materially interfere with the use made or currently planned to be made thereof.

2.8           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials together with all other reports filed by the Company with the Commission since January 1, 2009 being collectively referred to herein as the “SEC Reports”).  The Company is current with its filing obligations under the Exchange Act and all SEC Reports have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports filed by the Company with the Commission complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed by the Company with the Commission, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared from the books and records of the Company in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth in the SEC Reports and for liabilities or obligations incurred in the ordinary course of business since December 31, 2011, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.  The disclosure contained in Item 9A (Management’s Report on Internal Control over Financial Reporting) set forth in the Company’s most recent Annual Report on Form 10-K is true and correct in all material respects.

2.9           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports or as described on Schedule 2.9, (i) the Company has not altered its method of accounting or the identity of its auditors, (ii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iii) the Company has not issued any equity securities, (iv) there has not been any event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (v) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (vi) there has not been any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries, (vii) there has not been any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject, (viii) there has not been any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business, and (ix) the Company has not suffered the loss or threatened loss of any key employee, supplier or customer which has had or could reasonably be expected to have a Material Adverse Effect.  The Company does not have pending before the Commission any request for confidential treatment of information.

2.10           Litigation.  There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties or assets; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated and no basis exists for any such actions, suits or proceedings.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

2.11           Tax Matters.  The Company and each Subsidiary has accurately prepared and timely filed all federal, state, local and foreign tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely and completely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental authority or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

2.12           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.13           Labor Matters.  Except as may be disclosed in the SEC Reports:

(a)           Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)            (i) There are no labor disputes existing, or to the Company’s knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s or any Subsidiary’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s or any Subsidiary’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company or any Subsidiary and (iv) to the Company’s knowledge, the Company and each Subsidiary enjoys good labor and employee relations with its employees and labor organizations.

(c)           The Company and each Subsidiary is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)           Neither the Company nor any Subsidiary is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e)           Each of the Company’s employees and each employee of each Subsidiary is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company’s knowledge, neither the Company nor any Subsidiary has any liability for the improper classification by the Company or such Subsidiary of such employees as independent contractors or leased employees prior to the Closing.

2.14           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

2.15           Intellectual Property Rights.  The Company and the Subsidiaries own, or have valid and enforceable rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports  (collectively, the “Intellectual Property Rights”). To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.  The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as described in the SEC Reports, or as currently conducted or currently proposed to be conducted.

2.16           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.  Schedule 2.16 lists and describes all insurance policies maintained by the Company.

2.17           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.18           Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.

2.19           Investment Company.  The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.20           Sarbanes-Oxley Act Compliance.  The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.  The Company makes and keeps accurate books and records, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors or audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established and maintains disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rules 13a-15 and 15d-15) that are effective for ensuring that material information about the Company and its Subsidiaries is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing the financial statements and other disclosures in the SEC Reports.

2.21           No Integrated Offering.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provision of any trading market on which any of the securities of the Company are listed or designated.

2.22           Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.23           Certain Fees.  Other than fees payable to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this Section 2.23 that may be due in connection with the transactions contemplated by this Agreement.

2.24           General Solicitation.  The Company has not offered or sold the Securities by means of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.25           Use of Proceeds.  The net proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes, but shall not be used by the Company to prepay debt obligations of the Company or any Subsidiary that are outstanding as of the date hereof.  For avoidance of doubt, the foregoing shall not prohibit the Company from using proceeds of the sale of Securities for the scheduled payments (but not prepayment) of currently outstanding debt, nor shall it preclude the Company from incurring additional debt in the ordinary course of business and using such proceeds to repay such debt.

2.26           Regulation M Compliance.  The Company has not, and to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to placement agents in connection with the placement of the Securities.

2.27           Regulation D Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act pursuant to the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D.

2.28           Disclosure.  Other than summary quarterly financial projections furnished to certain Investors who have executed confidentiality agreements and certain material, non-public information included in the Company’s investor presentation provided to all Investors and others (the “Presentation Material Information”), the Company has not provided the Investors or their agents with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  All written materials delivered or made available to the Investors in connection with the transactions contemplated by the Transaction Documents (the “Offering Materials”) have been prepared solely by the Company and no other party (including the Placement Agents or any Investor) is responsible for the contents of the Offering Materials. No representation or warranty or other statement made by the Company in this Agreement or the Offering Materials contains any materially untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

2.29           Foreign Corrupt Practices Act.  Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on the Company’s behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.             Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

3.1            Authorization.  Such Investor has full power and authority to enter into and perform its obligations under the Transaction Documents.  The Transaction Documents, when executed and delivered by such Investor, will constitute a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2           Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company’s business, management, financial affairs and the terms and conditions of the Offering.

3.3           Restricted Securities.  Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.  Such Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Such Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as contemplated by Section 4.2 hereof.  Such Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Investor’s control, and, other than the Company’s obligation to timely file periodic reports in accordance with the Exchange, which the Company is under no obligation and may not be able to satisfy.  Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

3.4           No Need for Liquidity.  Such Investor has no need for liquidity in connection with its purchase of the Securities.  Such Investor has the ability to bear the economic risks of its purchase of the Securities for an indefinite period to time.

3.5           Legends.  Such Investor understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)            “THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.”

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.6           Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”) and either (i) was not organized for the specific purpose of acquiring the Securities or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

3.7           Brokers; No General Solicitation.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.  No finder or broker was or is engaged by such Investor in connection with the entering into of this Agreement by the Company and the Investors.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.             Conditions to Closing.

4.1           Conditions to the Investors’ Obligations.  The obligation of the Investors to purchase the Units at the Closing is subject to the fulfillment to the reasonable satisfaction of the Placement Agent and the Investors, on or prior to the Closing Date, of each of the following conditions.  These conditions are for each Investor’s benefit and may be waived (in whole or in part) with respect to any Investor by that Investor at any time in its sole discretion:

1.            Each of the representations and warranties of the Company contained in Article 2 shall be true and correct in all material respects or, if subject to materiality or Material Adverse Effect, shall be true and correct in all respects, at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects or, if subject to materiality or Material Adverse Effect, shall be true and correct in all respects as of such date), as though such representation or warranty were made as of such date.

2.            The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c)           The Company shall have delivered or caused to be delivered an irrevocable instruction letter to the Company’s Transfer Agent (as hereinafter defined) instructing the Transfer Agent to deliver a stock certificate evidencing the Shares purchased by each Investor within two business days of such instruction.

(d)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(e)           The Company shall have executed and delivered this Agreement to each Investor.

(f)            The Company shall have executed and delivered the Registration Rights Agreement.

(g)           The Company shall have executed and delivered the Warrants to be issued to the Investors purchasing Units at the Closing.

(h)            The Company’s legal counsel, Westerman Ball Ederer Miller and Sharfstein, LLP shall have executed and delivered to the Placement Agent and the Investors a legal opinion reasonably acceptable to counsel to the Placement Agent.

(i)            The Company shall have executed and delivered the Escrow Agreement to the Escrow Agent and Placement Agent.

(j)             No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(k)            No stop order or suspension of trading shall have been imposed by the OTCBB, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(l)            Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect.

4.2           Conditions to the Company’s Obligations.  The Company’s obligation to sell and issue the Units at any Closing is subject to the fulfillment to the reasonable satisfaction of the Company on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Company:

(a)            Each Investor shall have executed and delivered this Agreement.

(b)           Each Investor shall have executed and delivered the Registration Rights Agreement.

(c)           Each Investor shall have delivered to the Escrow Agent the Purchase Price payable by such Investor in connection with the purchase of Units at the Closing.

(d)           The Placement Agent and Escrow Agent shall have executed and delivered the Escrow Agreement to the Company.

5.             Covenants.

5.1           Indemnification of Investor.  The representations and warranties set forth in this Agreement will survive for a period of eighteen (18) months from the Closing, provided, however, that the representations and warranties contained in the following sections shall survive until expiration of the applicable statute of limitations: Sections 2.1, 2.2, the first sentence of 2.3, 2.4, the first sentence of 2.7, 2.8, 2.11, 2.15, 2.20 and 2.27.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and their respective directors, officers, stockholders, partners, employees, affiliates and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any material misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses incurred in connection therewith (“Indemnification Expenses”), as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 5.1 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.  Other than in the case of the Company’s willful breaches of its covenants in this Agreement or the Company’s fraud, in no event will the Company’s indemnity obligations with respect to each Investor pursuant to this Agreement exceed the Purchase Price paid by such Investor, plus such Investor’s Indemnification Expenses.

5.2           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

5.3           Reports.   The Company will furnish to each Investor and/or its assignee such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investor and/or its assignees; provided, however, that the Company shall not disclose material nonpublic information to such Investor, or to any advisor to or representative of such Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such Investor, such advisor and representative with the opportunity to accept or refuse to accept such material nonpublic information for review and such Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.4           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

5.5           No Integration.  The Company shall not make any offers or sales of any security or solicit offers to buy or otherwise negotiate in respect of any offer or sale of any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company.

5.6           Removal of Legends.  In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by such Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144, the Company shall, with respect to each Investor, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by such Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2)  a statement by such Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the applicable registration statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing such Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Shares.

5.7           Registration Rights.  The Company and the Investors, concurrently with the execution of this Agreement, shall enter into the Registration Rights Agreement.

5.8           Furnishing of Information.  The Company shall use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act.  Without limiting the generality of the foregoing, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act.  As long as any Investor or any of their affiliates own any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors or such affiliates and make publicly available in accordance with Rule 144(c) such information as is required for the Investors or such affiliates to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be listed and quoted on the OTC Bulletin Board or another national securities exchange.

5.9           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other affiliate of such Investor or any investor, stockholder or holder of shares of beneficial interest of such Investor shall be personally liable for any liabilities of such Investor.

5.10         Securities Laws Disclosure; Press Release. The Company will file a Current Report on Form 8-K and a press release, disclosing the material terms of this Agreement, the Registration Rights Agreement and the transactions contemplated thereby, and will disclose the Presentation Material Information in the Form 8-K, by 8:00 a.m. New York City time on the business day immediately following the Closing Date; provided, however, that, subject to such filing requirements, the Company shall provide the Placement Agent with a reasonable opportunity to review and comment on the Form 8-K before the Company files it with the SEC.  The Company may not use the Investors names in any press release without the written consent of such Investors and a reasonable opportunity to review any such press release in advance of its issuance.

6.             Miscellaneous.

6.1           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns and the Placement Agent, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent the laws of the State of Nevada are mandatorily applicable. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) will be commenced in the New York Courts (as defined in the Registration Rights Agreement). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

6.3           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.   This Agreement may be executed via facsimile or other form of authenticated electronic communication (e.g., a PDF file delivered via email), which shall be deemed an original.

6.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement and any other Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document. The decision of each Investor to purchase Units pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Units (including the Common Stock and Warrants) or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

6.6           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.7           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 1201 RXR Plaza, Uniondale, NY 11556, Attn: Alan C. Ederer, Esq., and if to an Investor, with a copy to Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402, Attn: Ryan C. Brauer, Esq.

6.8           Entire Agreement; Amendments; Waivers.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other prior or contemporaneous written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Agreement may not be amended, modified or waived except by an instrument in writing signed by each of the parties hereto.

6.9           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, except as otherwise provided in the Registration Rights Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.10         Severability.  If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

THE COMPANY:

ROOMLINX, INC.

By:
Name:
Title:

Address:
2150 W. 6th Ave., Unit N
Broomfield, CO 80020

[Signature Page to RoomLinX Securities Purchase Agreement]

INVESTOR SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

(to be completed by each Investor)

Name of Investor:

By:
Name:
Title:

Address:

Number of Shares of
Common Stock Purchased: __________

Total Purchase Price: $______________

[Signature Page to RoomLinX Securities Purchase Agreement]

Schedule I

Investors

Name	Address	EIN/SSN	Amount Invested	Units

[Signature Page to RoomLinX Securities Purchase Agreement]

Exhibit A

Form of Warrant

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Escrow Agreement

Exhibit D

Escrow Agent Wire Transfer Instructions